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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of

                       the Securities Exchange Act of 1934

                 Date of Report (Date of earliest event reported):

                                 JANUARY 4, 2002

                                RAILAMERICA, INC.

             (Exact name of registrant as specified in its charter)

          DELAWARE                       0-20618              65-0328006
(State or other jurisdiction          (Commission            (IRS Employer
      of incorporation)                File Number)        Identification No.)

         5300 BROKEN SOUND BLVD., N.W., BOCA RATON, FLORIDA              33487
         --------------------------------------------------              -----
           (Address of principal executive offices)                   (Zip Code)



          Registrant's telephone number, including area code (561) 994-6015


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ITEM 5. OTHER EVENTS.

       On January 4, 2002, RailAmerica, Inc. (the "Company") completed its acquisition of StatesRail, Inc. ("StatesRail") and its subsidiaries through a merger whereby StatesRail merged with and into a wholly owned subsidiary of the Company, StatesRail Acquisition Corp., and its acquisition of New StatesRail Holdings, Inc. ("New StatesRail") and its subsidiaries whereby a wholly owned subsidiary of the Company, StatesRail II Railroad Corp. purchased all of the outstanding capital stock of New StatesRail (together, the "StatesRail Acquisitions"). Total consideration paid for the StatesRail Acquisitions was $90 million, comprised of approximately $67 million in cash and approximately $23 million in common stock of the Company.

         Reference is made to the press release filed as Exhibit 99.1 hereto. The information set forth in Exhibit 99.1 is hereby incorporated herein by reference.

         On January 8, 2002, the Company completed its acquisition of ParkSierra Corp. ("ParkSierra") through a merger whereby ParkSierra merged with and into a wholly owned subsidiary of the Company, ParkSierra Acquisition Corp. (the "ParkSierra Acquisition"). Total consideration paid for the ParkSierra Acquisition was $48 million, comprised of approximately $23 million in cash and approximately $25 million in common stock of the Company.

         Reference is made to the press release filed as Exhibit 99.2 hereto. The information set forth in Exhibit 99.2 is hereby incorporated herein by reference.





ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

      (c)  Exhibits


      EXHIBIT
      NUMBER
      ------- -----------------------------------------------------------------
       99.1 Press release, dated January 7, 2002, announcing the StatesRail Acquisitions

       99.1 Press release, dated January 9, 2002, announcing the ParkSierra Acquisitions


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                                   SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           RAILAMERICA, INC.

DATE:  JANUARY 11, 2002                    /S/ BENNETT MARKS
-----------------------                    ------------------------------------
                                           Bennett Marks, Senior Vice President
                                           And Chief Financial Officer